EXHIBIT 99.1

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Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE COMMENTS ON MEDICARE PAYMENT CHANGES FOR LONG-TERM

ACUTE CARE HOSPITALS

Company Reaffirms 2007 Earnings Guidance of $1.50 to $1.60 per Diluted Share

LOUISVILLE, Ky. (May 2, 2007)—Kindred Healthcare, Inc. (the “Company”) (NYSE: KND) today announced that the Centers for Medicare and Medicaid Services (“CMS”) issued late yesterday regulatory changes regarding Medicare reimbursement for long-term acute care (“LTAC”) hospitals (the “Final Rule”). The changes finalized a regulation originally proposed on January 25, 2007 and will become effective for discharges occurring on or after July 1, 2007. The Company also announced that on May 1, 2007 CMS released a regulation increasing Medicare payments for skilled nursing facilities by 3.3%. Based upon its assessment of these regulatory changes, the Company reaffirmed its 2007 earnings guidance of $1.50 to $1.60 per diluted share.

The Final Rule projects an overall decrease in payments to all Medicare certified LTAC hospitals of 3.8% compared to an impact estimated at 2.9% under the proposed rule. Included in the Final Rule are (1) an increase to the standard federal payment rate of 0.71%; (2) revisions to payment methodologies impacting short stay outliers, which reduce payments by 0.9%; (3) adjustments to the wage index component of the federal payment resulting in projected reductions in payments of 1.0%; (4) an increase in the high cost outlier threshold from $18,477 per discharge in the proposed rule to $22,954 in the Final Rule resulting in projected reductions of 2.5%; and (5) an extension of the policy known as the “25 Percent Rule” to all LTAC hospitals, with a three-year phase-in, which CMS projects will not result in payment reductions for the first year of implementation but estimates reductions of 2.4% in the second year of implementation. The Final Rule also states that the annual update to the Long-Term Care Diagnostic Related Groups (“LTC DRG”) classifications and relative weights will be made in a budget neutral manner, effective October 1, 2007. As such, the estimated aggregate payments under the long-term acute care prospective payment system (“LTAC PPS”) would be unaffected by the annual recalibration of LTC DRG payment weights.

The Company estimates that the Final Rule will result in a 2.5% reduction in payments to the Company’s LTAC hospitals, before mitigation. For the second half of 2007, the Final Rule could reduce its hospital Medicare payments by approximately $25 million. The Company had previously disclosed an estimated 2007 impact of approximately $20 million. The Company’s estimates are based on an analysis of recent internal data. The Company emphasizes that comparisons between the CMS impact tables for the proposed and Final Rule should be made with caution since CMS did not include in the proposed rule’s impact table an estimate for changes in the high cost outlier threshold but did include an estimate for this adjustment in the Final Rule impact table. Accordingly, the Final Rule impact table appears to reflect a larger negative impact as compared to the proposed rule than is actually the case.

The Final Rule expands the so-called “25% Rule” to all LTACs. Under the Final Rule, all LTAC hospitals will be paid LTAC PPS rates for admissions from a single referral source up to 25%. Admissions beyond 25% would be paid using rates paid to short-term hospitals.

Under the Final Rule, the 25% threshold would be phased in over three years. Hospitals having fiscal years beginning on or after July 1, 2007 and before October 1, 2007, including most of the Company’s hospitals, will have their admission cap initially established at 75%. For most of the Company’s hospitals, this 75% cap would apply until September 1, 2008, after which the cap would be reduced to 50%. The 25% cap would not apply to most of the Company’s hospitals until after September 1, 2009.

Kindred’s President and Chief Executive Officer, Paul J. Diaz, characterized the Final Rule as “arbitrary,” and commented that CMS has ignored leaders in Congress and MedPAC who oppose the payment changes adopted by CMS and expressed a strong preference to define the appropriate role for LTACs through certification criteria. “We are deeply disappointed that CMS continues to implement arbitrary changes to the LTAC payment system when both Congress and MedPAC have objected to the very rules that CMS has now finalized. It is frankly irresponsible for CMS to ignore objective data demonstrating that the policy justifications for these payment changes are simply inaccurate. Leaders in both houses of Congress have introduced legislation that would ensure that patients admitted to LTACs need the unique, intensive services that we can provide. Both H.R. 562, introduced by Congressmen English and Pomeroy, and S. 338 introduced by Senators Conrad and Hatch will advance post-acute care policy by ensuring appropriate placement of patients. CMS has not only refused to engage in this policy discussion, but the regulations it now finalizes run counter to rational policy. We agree with Congressional leaders and MedPAC that clinical certification criteria, not payment cuts, is the appropriate policy course for LTACs.”

Mr. Diaz also commented on CMS’s decision to extend the LTAC 25% rule to freestanding LTACs. “Dictating where medically complex patients can obtain needed care based exclusively on arbitrary admission limits ignores the clinical and quality of care considerations that should be the primary determinant of access to LTAC care.” Mr. Diaz commented further, “As we have emphasized before, the actual impact of a 25% rule will vary widely depending on the operating model that specific freestanding LTACs use. For the most part, our freestanding LTACs are deeply rooted in their communities and have long-standing relationships with a number of referral sources. In addition, we continue to develop relationships with non-Medicare private payer sources to the point that the percentage of our hospital revenues coming from private payers is approximately 30%.”

Mr. Diaz added, “We will continue to provide objective data to CMS in an effort to change regulations that are arbitrary, misguided and frankly at odds with rational post-acute care policy. At the same time, we will press Congress to enact rational policy for LTACs and force CMS to consider policies that are based on data, not subjective perceptions, and are designed to serve the best interests of Medicare’s most critically ill beneficiaries.”

Earnings Guidance for 2007 Maintained

The Company maintained its 2007 earnings guidance for continuing operations. The Company expects consolidated revenues for 2007 to approximate $4.5 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization, and rents, is expected to range from $580 million to $587 million. Rent expense is expected to approximate $347 million, while depreciation, amortization and net interest expense are expected to approximate $127 million. Net income from continuing operations for 2007 is expected to approximate $60 million to $64 million or $1.50 to $1.60 per diluted share (based upon diluted shares of 40 million).

The Company indicated that the guidance includes the operations of its institutional pharmacy business for the full year but does not include any costs associated with the consummation of the proposed spin-off transaction. The Company’s 2007 earnings guidance also includes the estimated impact of the previously announced transactions with Ventas, Inc. (“Ventas”) (NYSE:VTR). In addition, the Company’s 2007 earnings guidance also includes the estimated impact of the Final Rule. The guidance does not include any other significant changes in reimbursement and does not take into account the effects of any other material acquisitions or divestitures.

While the Company does not provide quarterly earnings guidance, management believes that investors should consider the seasonality of the Company’s quarterly earnings, particularly the weakness in hospital admissions during the third quarter coupled with a negative Final Rule that would take effect on July 1, 2007.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master leases with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) the Company’s ability to complete the recently announced facility acquisitions with Ventas, including the satisfaction of all closing conditions, and its ability to complete the resale of such facilities; (d) the Company’s and AmerisourceBergen Corporation’s ability to complete the proposed merger of their respective institutional pharmacy operations, including the receipt of all required regulatory approvals and the satisfaction of other closing conditions to the proposed transaction; (e) adverse developments with respect to the Company’s results of operations or liquidity; (f) the Company’s ability to attract and retain key executives and other healthcare personnel; (g) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (h) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (i) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care hospitals, including the Final Rule, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (j) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (k) the Company’s ability to control costs, particularly labor and employee benefit costs; (l) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (m) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (n) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (o) the Company’s ability to successfully dispose of unprofitable facilities; and (p) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that net income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider net income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to net income from continuing operations provided in the Company’s earnings guidance is included in the Company’s April 30, 2007 press release, which is available on its website at www.kindredhealthcare.com.

About Kindred Healthcare

Kindred Healthcare, Inc. (NYSE:KND) is a Fortune 500 healthcare services company, based in Louisville, Kentucky, with annualized revenues of $4.5 billion that provides services in approximately 600 locations in 38 states. Kindred through its subsidiaries operates long-term acute care hospitals, skilled nursing centers, institutional pharmacies and a contract rehabilitation services business, Peoplefirst Rehabilitation Services, across the United States. Kindred’s 56,000 employees are committed to providing high quality patient care and outstanding customer service to become the most trusted and respected provider of healthcare services in every community we serve. For more information, go to www.kindredhealthcare.com.